Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below and not otherwise defined in this Exhibit 99.1 have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 30, 2025, as amended by its Amendment No. 1 on Form 8-K/A filed with the SEC on October 10, 2025 (as amended, “Form 8-K”). Unless the context otherwise requires, the “Company” refers to Kodiak AI, Inc. (“Kodiak”) (f/k/a Ares Acquisition Corp II) and its subsidiaries after the Closing, and Ares Acquisition Corp II (“AACT”) prior to the Closing.

The unaudited pro forma condensed combined financial information presents the combination of the historical financial statements of AACT and Legacy Kodiak, adjusted to implement the Business Combination and certain transactions contemplated in connection with the Business Combination.

AACT was incorporated on March 15, 2021, as a Cayman Islands exempted company incorporated with limited liability. AACT was incorporated to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. AACT has neither engaged in any operations nor generated any revenue to date.

Legacy Kodiak was incorporated in the state of Delaware on April 6, 2018 and is a leading provider of AI-powered AV technology that is addressing the needs of the commercial trucking industry and the public sector.

The unaudited pro forma condensed combined balance sheet as of June 30, 2025 combines the historical balance sheet of AACT as of June 30, 2025 with the historical balance sheet of Legacy Kodiak as of June 30, 2025 on a pro forma basis as if the Business Combination had been consummated on June 30, 2025.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2025 combines the historical statement of operations of AACT for the six months ended June 30, 2025 and the historical statement of operations of Legacy Kodiak for the six months ended June 30, 2025 on a pro forma basis as if the Business Combination had been consummated on January 1, 2024. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 combines the historical statement of operations of AACT for the year ended December 31, 2024 and the historical statement of operations of Legacy Kodiak for the year ended December 31, 2024 on a pro forma basis as if the Business Combination had been consummated on January 1, 2024.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in the Proxy Statement/Prospectus:

•

the historical audited financial statements of AACT as of and for the year ended December 31, 2024 and the historical unaudited financial statements of AACT as of and for the six months ended June 30, 2025;

•

the historical audited financial statements of Legacy Kodiak as of and for the year ended December 31, 2024 and the historical unaudited financial statements of Legacy Kodiak as of and for the six months ended June 30, 2025; and

•

other information relating to Legacy Kodiak and AACT included in the Proxy Statement/Prospectus, including the description of the Business Combination Agreement and the transactions contemplated in connection therewith under the section titled “The Business Combination Proposal.”

The unaudited pro forma condensed combined financial information should also be read together with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AACT” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy Kodiak” included elsewhere in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what Kodiak’s financial condition or results of operations would have been had the Business Combination been consummated on the dates indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of Kodiak. The unaudited pro forma condensed combined financial statements include certain assumptions, which may ultimately not come to fruition. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments and the assumptions included in these unaudited pro forma condensed combined financial statements represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

Description of the Transactions

Pursuant to the Business Combination Agreement (as entered into on April 14, 2025), the following transactions occurred:

(i)	On September 23, 2025, one day prior to the Closing Date, AACT became a Delaware corporation (the “Domestication”) and, in connection with the Domestication:

(A)	AACT’s name changed to “Kodiak AI, Inc.”;

(B)	each then-issued and outstanding AACT Unit was automatically cancelled and each holder became entitled to one share of Common Stock and one-half of one Public Warrant;

(C)	each then-issued and outstanding Class A Ordinary Share automatically converted into one share of Common Stock;

(D)	each then-issued and outstanding AACT Public Warrant automatically converted into one Public Warrant; and

(E)	each then-issued and outstanding AACT Private Placement Warrant automatically converted into one Private Placement Warrant.

(ii)

On September 24, 2025, the Closing Date, Merger Sub merged with and into Legacy Kodiak, with Legacy Kodiak as the surviving company in the merger and, after giving effect to such merger, continuing as a wholly owned subsidiary of Kodiak.

(iii)

Upon the consummation of the Business Combination, Legacy Kodiak Securityholders received or have the right to receive, in the aggregate, shares of Common Stock equal to (i) $2.5 billion divided by (ii) approximately $11.45 and the following transactions occurred:

(A)	the conversion of all outstanding shares of Legacy Kodiak’s preferred stock (“Legacy Kodiak Preferred Stock”) into shares of Legacy Kodiak Common Stock at a one-for-one conversion rate;

(B)

the full vesting and net exercise of outstanding Legacy Kodiak Warrants for which Legacy Kodiak had received binding net exercise agreements prior to the consummation of the Business Combination into shares of Legacy Kodiak Common Stock based on the deemed value of a share of Legacy Kodiak Common Stock immediately prior to the Closing, and the assumption of all Legacy Kodiak Warrants not subject to such an agreement into Assumed Kodiak Warrants, in each case, pursuant to the terms of such Legacy Kodiak Warrant;

(C)	the automatic conversion of all of Legacy Kodiak’s outstanding SAFEs into shares of Legacy Kodiak Common Stock according to their terms and conditions;

(D)	the conversion of all Second Lien Loans, excluding the Exchanged SAFE Loan, into shares of Legacy Kodiak Common Stock at an effective price of $6.00 per share of Common Stock;

(E)

the conversion of each issued and outstanding share of Legacy Kodiak Common Stock, including shares of Legacy Kodiak Common Stock outstanding following the events described in subsections (A) through (D) above, to a number of shares of Common Stock based on the quotient obtained by dividing: (i) the aggregate number of shares of Common Stock to be issued to Legacy Kodiak Securityholders at the Closing of the Business Combination; by (ii) the fully-diluted capitalization of Legacy Kodiak as of immediately prior to the Closing (the “Per Share Merger Consideration”);

(F)

the conversion of all outstanding vested and unvested Legacy Kodiak Options into Exchanged Kodiak Options exercisable for shares of Common Stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted based on the Per Share Merger Consideration; and

(G)

the assumption of all outstanding vested and unvested Legacy Kodiak Warrants, for which net exercise was not assumed, into Assumed Kodiak Warrants exercisable for shares of Common Stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted based on the Per Share Merger Consideration.

Kodiak Earn Out Securities

During the Earn Out Period, Legacy Kodiak Securityholders, including Legacy Kodiak Option holders, received, or will be entitled to receive, up to 74,998,317 Earn Out Securities, which will vest or be issued, as applicable, upon achievement of certain milestones during the Earn Out Period and, for the Earn Out RSUs, certain service-based vesting conditions.

An initial 24,999,439 Earn Out Securities will vest or be issued to Legacy Kodiak Securityholders, if, within the Earn Out Period, the volume weighted average closing price of Common Stock equals or exceeds the Triggering Event I Threshold, and causes Triggering Event I. An additional 24,999,439 Earn Out Securities will vest or be issued to Legacy Kodiak Securityholders, if, within the Earn Out Period, the volume weighted average closing price of Common Stock equals or exceeds the Triggering Event II Threshold, and causes Triggering Event II. The remaining 24,999,439 Earn Out Securities will vest or be issued to Legacy Kodiak Securityholders, if, within the Earn Out Period, the volume weighted average closing price of Common Stock equals or exceeds the Triggering Event III Threshold, and causes Triggering Event III.

If during the Earn Out Period there is a Change of Control that will result in:

(A)

holders of Common Stock receiving a per share price equal to or in excess of the Triggering Event I Threshold, then Triggering Event I shall be deemed to occur and the relevant Earn Out Securities shall be issued or vest immediately prior to the consummation of the Change of Control;

(B)

holders of Common Stock receiving a per share price equal to or in excess of the Triggering Event II Threshold, then Triggering Event II shall be deemed to occur and the relevant Earn Out Securities shall be issued or vest immediately prior to the consummation of the Change of Control; and

(C)

holders of Common Stock receiving a per share price equal to or in excess of the Triggering Event III Threshold, then Triggering Event III shall be deemed to occur and the relevant Earn Out Securities shall be issued or vest immediately prior to the consummation of the Change of Control.

Other Related Events in Connection with the Business Combination

Other related events that took place in connection with the Business Combination are summarized below:

Legacy Kodiak Financing

From February 2025 through April 2025, certain institutional and accredited investors provided $23.7 million of financing to Legacy Kodiak in the form of SAFEs, including $10.0 million from the SPAC Sponsor Affiliate Investor.

From April 2025 through June 2025, certain institutional and accredited investors invested $29.7 million in the form of Second Lien Loans to Legacy Kodiak, including $20.0 million from the SPAC Sponsor Affiliate Investor.

Additionally, certain institutional and accredited investors invested $14.1 million in the form of Second Lien Loans to Legacy Kodiak in July 2025 through September 2025.

In connection with the consummation of the Business Combination: (i) immediately prior to the Closing, the Second Lien Loans, other than the Exchanged SAFE Loan, converted into equity shares of Legacy Kodiak Common Stock; and (ii) upon the Closing, such shares of Legacy Kodiak Common Stock converted into shares of Common Stock as provided for by the Business Combination Agreement. The Exchanged SAFE Loan remains outstanding and has a maturity date of October 1, 2026.

Further, on August 25, 2025, Legacy Kodiak entered into a Second Amendment to the Second Lien Loan and Security Agreement pursuant to which the SPAC Sponsor Affiliate Investor agreed to invest an aggregate of up to $20.0 million in delayed draw Second Lien Loans, which are referred to as SPAC Sponsor Affiliate Delayed Draw Loans, which Legacy Kodiak can draw in four $5.0 million increments. No amounts have been drawn down under the SPAC Sponsor Affiliate Delayed Draw Loans.

PIPE Investment, Preferred PIPE Investment and PIPE Warrants

Concurrently with the execution of the Business Combination Agreement, AACT entered into certain subscription agreements (the “PIPE Subscription Agreements”) with certain investors in a private placement (the “PIPE Investors”). Under the terms of the PIPE Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase from Kodiak an aggregate of $60.0 million of shares of Common Stock.

Pursuant to the PIPE Subscription Agreements, certain PIPE Investors relating to aggregate subscriptions of $10.0 million satisfied their respective obligations to purchase the PIPE Shares under the PIPE Subscription Agreements by purchasing Class A Ordinary Shares in open market transactions at a price of less than approximately $11.45 per share prior to the record date established for voting at the extraordinary general meeting of AACT to approve the Business Combination.

On September 15, 2025, AACT entered into Preferred Subscription Agreements with the Preferred Investors for an aggregate purchase price of $145.0 million. One of such Preferred Investors was a PIPE Investor who had previously entered into a Subscription Agreement for an aggregate purchase price of $50.0 million. The obligation of such Preferred Investor to purchase the $50.0 million of Common Stock in such PIPE Subscription Agreement was replaced with the obligation to purchase the Preferred Stock and PIPE Warrants. Pursuant to the Preferred Subscription Agreements, on the Closing Date, the Preferred Investors purchased 142,155 shares of Preferred Stock, and PIPE Warrants to purchase 17,769,375 shares of Common Stock.

Each share of the Preferred Stock will be convertible into Common Stock at any time at the option of the holder at a rate equal to the Accrued Value, divided by the then-applicable conversion price, plus any accrued but unpaid dividends on such share. The conversion price will initially be $12.00, subject to adjustments for stock dividends, splits, combinations and similar events and customary anti-dilution adjustments, including with respect to certain future issuances or sales of Common Stock at prices less than the conversion price then in effect. In addition, if the trailing 45-day volume-weighted average price of Common Stock on the 46th trading day following the date that is six months after the date of the Closing Date is less than the conversion price then in effect, the conversion price will be adjusted to the greater of (i) such volume-weighted average price and (ii) $8.00. Further, if the trailing 45-day volume-weighted average price of Common Stock on the 46th trading day following the date that is nine months after the Closing Date is less than the conversion price then in effect, the conversion price will be adjusted to the greater of (i) such volume-weighted average price and (ii) $6.00.

The PIPE Warrants were immediately exercisable upon issuance and expire on September 24, 2031. The PIPE Warrants, if exercised, will be exercised on a cash or cashless basis at Kodiak’s election. Each PIPE

Warrant was initially exercisable at $12.00 per share of Common Stock, subject to the same anti-dilution and other adjustments as the conversion price of the Preferred Stock. The PIPE Warrants also provide for certain customary registration rights with respect to the shares of Common Stock underlying the PIPE Warrants.

Non-Redemption Agreements

On September 22, 2025, AACT and Legacy Kodiak entered into the Non-Redemption Agreements in exchange for the Non-Redemption Investors agreeing to not redeem (or to rescind their redemption request of) an aggregate of 3,319,712 Class A Ordinary Shares in connection with the Extraordinary General Meeting. Pursuant to the Non-Redemption Agreements, immediately prior to the consummation of the Business Combination, Kodiak issued to the Non-Redemption Investors for no additional consideration, either (i) Non-Redemption Warrants to purchase Common Stock or (ii) shares of Common Stock. On the Closing Date, under the Non-Redemption Agreements, the Company issued Non-Redemption Warrants to purchase an aggregate of 7,606,666 shares of Common Stock and an aggregate of 368,028 shares of Common Stock. The Non-Redemption Warrants have substantially the same terms as the PIPE Warrants.

AACT Capital Transactions

1)	AACT Share Redemption

At the extraordinary general meeting of AACT held on April 22, 2025, AACT shareholders voted on and approved a proposal to amend AACT’s Memorandum and Articles of Association to extend the date by which AACT has to consummate a business combination from April 25, 2025 to January 26, 2026. Immediately prior to this vote, AACT shareholders holding an aggregate of 640,288 Class A Ordinary Shares chose to redeem such shares for a total redemption amount of $7.1 million.

2)	SPAC Sponsor Contribution

Beginning April 25, 2025, the SPAC Sponsor agreed to make monthly Contributions directly to the Trust Account of $1.0 million, which equates to $0.02 for each outstanding Class A Ordinary Share, other than Class A Ordinary Shares held by the SPAC Sponsor, up to a maximum aggregate amount of $9.9 million. The SPAC Sponsor made $4.9 million of Contributions through the Closing Date. Kodiak reimbursed the SPAC Sponsor for the aggregate amount of all Contributions upon Closing.

3)	SPAC Sponsor Earn Out Securities

On March 19, 2021, the SPAC Sponsor paid $25,000 to cover certain offering and formation costs of Kodiak in consideration for the Founder Shares. As of June 30, 2025, there were 12,500,000 shares of Common Stock held by the SPAC Sponsor (the “SPAC Sponsor Contribution Shares”) outstanding. As part of the Business Combination, AACT and the SPAC Sponsor agreed with respect to the SPAC Sponsor Contribution Shares that:

•	50%, or the SPAC Sponsor Earn Out Securities , will be subject to vesting and vest upon the occurrence of Triggering Event I during the Earn Out Period; and

•	50% will not be subject to any forfeiture or vesting conditions.

If, during the Earn Out Period, there is a Change of Control that will result in holders of Common Stock receiving a per share price equal to or in excess of the Triggering Event I Threshold, then the SPAC Sponsor Earn Out Securities shall vest as of immediately prior to the consummation of the Change of Control.

4)	SPAC Sponsor Working Capital Loan

In order to finance transaction costs in connection with the Business Combination, the SPAC Sponsor provided AACT with an aggregate of $1.7 million of Working Capital Loans. The Working Capital Loans were repaid upon the Closing.

Expected Accounting Treatment of the Business Combination

The expected accounting treatment of the Business Combination is dependent upon which entity in the Business Combination is considered the accounting acquirer. A combining entity can be considered an accounting acquirer in one scenario and an accounting acquiree in another.

On May 12, 2025, the FASB issued ASU 2025-03, Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity (“ASU 2025-03”) which amends the ASC 805, Business Combinations, framework for identifying the accounting acquirer in business combinations when the legal acquiree is a variable interest entity (“VIE”) by requiring entities to consider the general accounting acquirer factors in ASC 805 when the transaction is primarily effected by the exchange of equity interests. The ASU is applied prospectively to all business combinations with acquisition dates occurring on or after the date of initial application. The ASU is effective for all annual reporting periods (and interim periods in annual reporting periods) beginning after December 15, 2026. Early adoption is permitted in interim or annual reporting periods in which financial statements have not yet been issued (or made available for issuance). AACT and Legacy Kodiak have elected to early adopt ASU 2025-03 as of April 1, 2025. For purposes of these pro forma financial statements, management has assessed the Business Combination as if ASU 2025-03 had already been adopted as the Closing will occur after the adoption date. The adoption of the ASU 2025-03 will not have any retrospective impact to AACT’s or Legacy Kodiak’s historical financial statements.

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. generally accepted accounting principles (“GAAP”). Under this method of accounting, while AACT is the legal acquirer, it has been treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Kodiak represent a continuation of the financial statements of Legacy Kodiak with the Business Combination treated as the equivalent of Legacy Kodiak issuing stock for the net assets of AACT, accompanied by a recapitalization. The net assets of AACT and Legacy Kodiak will be stated at historical cost, with no goodwill or other intangible assets recorded. Transaction costs attributed to equity-classified instruments have been recorded within equity in the unaudited pro forma condensed combined financial statements. Transaction costs attributed to liability-classified instruments issued in the Business Combination, consisting of the PIPE Warrants and the Non-Redemption Warrants, will be expensed as incurred. Operations prior to the Business Combination will be those of Legacy Kodiak in future reports of Kodiak.

Legacy Kodiak has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Legacy Kodiak stockholders acquired a significant majority of the voting power of Kodiak;

•	The Board has seven members of whom one individual was designated by AACT and of whom six individuals were designated by Legacy Kodiak;

•	Legacy Kodiak’s senior management comprise the senior management roles of Kodiak and are responsible for the day-to-day operations; and

•	Legacy Kodiak is the larger entity based on historical operating activity and its larger employee base.

Additional Accounting Considerations

Kodiak is assessing the accounting related to the Business Combination and the treatment related to the following matters:

•

SPAC Sponsor Earn Out Securities – Management has preliminarily concluded the SPAC Sponsor Earn Out Securities are equity-classified instruments as they have an exercise contingency related to a single triggering event and will be indexed to the Common Stock.

•

Earn Out Securities – Management has preliminarily concluded the Earn Out Securities are equity-classified instruments as the only variability in the number of shares issuable or to be issued is related to the price of Common Stock which is an input into the valuation model and does not preclude the Earn Out Securities from being considered indexed to the Common Stock.

Management is currently evaluating the accounting treatment related to the Earn Out Securities attributed to the Legacy Kodiak Options issued in connection with the Business Combination. For purposes of the unaudited pro forma condensed combined financial information, these Earn Out Securities are accounted for as stock-based compensation due to the continued service requirement and also are equity-classified. However, the evaluation and finalization of accounting conclusions, including any related compensation expense, are ongoing and subject to change.

•

Public Warrants and Private Placement Warrants – These warrants were accounted for as equity instruments in the historical financial statements of AACT. Management has preliminarily concluded that equity classification for the Public Warrants and Private Placement Warrants continues to be appropriate.

•

Preferred Stock and PIPE Warrants – Management has preliminarily concluded the Preferred Stock will be classified in temporary equity as the Preferred Stock is redeemable at the option of the holder commencing any time after the fifth anniversary of the Closing Date at a price equal to the accrued value plus accrued and unpaid dividends on such shares.

Management has preliminarily concluded that the PIPE Warrants are liability-classified instruments due to an anti-dilution protective provision, which may result in a further adjustment if the issuance that triggered the anti-dilution adjustment expires or terminates unexercised or unconverted. As the exercise or termination of another instrument is not an input into the valuation model, the PIPE Warrants are precluded from being considered indexed to the Common Stock.

Management is in the process of obtaining a third-party valuation for the Preferred Stock and the PIPE Warrants. The preliminary valuations indicate that aggregate fair values of approximately $229.1 million for the Preferred Stock and $86.4 million for the PIPE Warrants for a total fair value of $315.5 million which exceeds the consideration received of $145.0 million. Accordingly, the excess of $170.5 million has been recorded through earnings (accumulated deficit) in the pro forma balance sheet. The valuation amounts included in these unaudited pro forma condensed combined financial statements are preliminary and subject to change.

•

Non-Redemption Warrants – The Non-Redemption Shares were issued for no consideration to certain Non-Redemption Investors immediately prior to the Closing. As the Non-Redemption Warrants are considered a non-pro rata dividend to certain equityholders, the value of the Non-Redemption Warrants has been recorded at fair value with an offset to accumulated deficit in the pro forma balance sheet. Management has preliminarily concluded that the Non-Redemption Warrants are liability-classified instruments due to an anti-dilution protective provision, which may result in a further adjustment if the issuance that triggered the anti-dilution adjustment expires or terminates unexercised or unconverted. As the exercise or termination of another instrument is not an input into the valuation model, the Non-Redemption Warrants are precluded from being considered indexed to the Common Stock. Management is in the process of obtaining a third-party valuation for the Non-Redemption Warrants. The valuation included in these unaudited pro forma condensed combined financial statements are preliminary and subject to change.

•

Non-Redemption Shares – The Non-Redemption Shares were issued for no consideration to certain Non-Redemption Investors immediately prior to the Closing. As the Non-Redemption Shares are considered a non-pro rata dividend to certain equityholders, the value of the Non-Redemption Shares has been recorded at fair value with an offset to accumulated deficit in the pro forma balance sheet.

The final accounting treatment related to the Business Combination, including the Earn Out Securities, SPAC Sponsor Earn Out Securities, Public Warrants, Private Placement Warrants, Preferred Stock, PIPE Warrants and Non-Redemption Warrants will be finalized by Kodiak and reported in the first reporting period following the consummation of the Business Combination.

Post-Transaction Reporting Consideration

After the Business Combination is consummated, Legacy Kodiak’s historical financial statements will replace those of AACT beginning with the filing of the financial statements that first include the Business Combination.

Ownership after the Business Combination

The following presents the post-Closing share ownership of Kodiak excluding the dilutive effect of (i) the shares of Common Stock underlying Legacy Kodiak Options, (ii) the Earn Out Securities, (iii) the SPAC Sponsor Earn Out Securities, (iv) the Private Placement Warrants, (v) the Public Warrants, (vi) the PIPE Warrants, (vii) the Non-Redemption Warrants and (viii) the Assumed Kodiak Warrants.

	Common Stock	% Ownership
Public shareholders	5,492,904	2.9%
SPAC Sponsor(1)	6,250,000	3.3%
Legacy Kodiak Securityholders(2)	161,754,941	85.5%
Preferred Stock(3)	14,215,500	7.5%
Non-Redemption Shares	368,028	0.2%
Legacy Kodiak Advisor(4)	1,091,519	0.6%

Pro forma shares outstanding	189,172,892	100. %

(1)

Excludes 50% or 6,250,000 of the SPAC Sponsor’s 12,500,000 Converted AACT Class A Ordinary Shares, which are Sponsor Earn Out Securities subject to vesting upon the occurrence of Triggering Event I during the Earn Out Period.

(2)

Includes (i) 122,444,697 shares of Common Stock issued for outstanding Legacy Kodiak Common and Legacy Kodiak Preferred Stock, (ii) 1,548,425 shares of Common Stock issued upon the full vesting and the net exercise of certain outstanding Legacy Kodiak Warrants, (iii) 30,061,262 shares of Common Stock issued upon conversion of all SAFEs and (iv) 7,700,557 shares issued upon conversion of the Second Lien Loans, excluding the Exchanged SAFE Loan. Excludes 74,998,317 Earn Out Securities that Legacy Kodiak Securityholders will be eligible to receive upon satisfaction of certain milestones during the Earn Out Period, 558,559 shares of Common Stock underlying Legacy Kodiak Warrants that were assumed and became Assumed Kodiak Warrants at Closing, and 55,989,713 shares of Common Stock underlying vested and unvested Legacy Kodiak Options that converted into Exchanged Kodiak Options.

(3)

Represents 142,155 shares of Preferred Stock, on an as-converted basis. Each share of Preferred Stock is convertible into Common Stock at any time at the option of the holder at a rate equal to the Accrued Value, divided by the then-applicable conversion price, plus any accrued but unpaid dividends on such share. The conversion price was initially $12.00, subject to adjustments for stock dividends, splits, combinations and similar events and customary anti-dilution adjustments, including with respect to certain future issuances or sales of Common Stock at prices less than the conversion price then in effect. In addition, if the trailing 45-day volume-weighted average price of Common Stock on the 46th trading day following the date that is six months after the date of the Closing Date is less than the conversion price then in effect, the conversion price will be adjusted to the greater of (i) such volume-weighted average price and (ii) $8.00. Further, if the trailing 45-day volume-weighted average price of Common Stock on the 46th trading day following the date that is nine months after the Closing Date is less than the conversion price then in effect, the conversion price will be adjusted to the greater of (i) such volume-weighted average price and (ii) $6.00.
(4)

Represents shares of Common Stock issued at Closing to an advisor to Legacy Kodiak (the “Legacy Kodiak Advisor”) in a private placement in satisfaction of $12.5 million of fees payable to such advisor.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2025

(in thousands, except par values)

	AACT (Historical)	Legacy Kodiak (Historical)	AACT Capital Transactions	Notes	Legacy Kodiak Interim Financing	Notes	Transaction Accounting Adjustments (Note 3)	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$138	$20,249	$497	A3	$14,125	B1	$(8,359)	C1	$192,261
							145,000	C5
							(4,936)	C6
							(6,730)	C7
							62,904	C14
							(17,153)	C16
							(13,474)	C17
Trade receivables	—	535							535
Prepaid expenses and other current assets	2,691	2,106					(2,442)	C16	2,355

Total current assets	2,829	22,890	497		14,125		154,810		195,151
Cash and investments held in trust account	558,150	—	1,974	A1			(502,360)	C13	—
			5,140	A2			(62,904)	C14
Restricted cash	—	1,450							1,450
Property and equipment, net	—	12,999							12,999
Operating lease right-of-use assets	—	6,210							6,210
Other long-term assets	—	11,117	987	A1			(2,468)	C6	24
							(2,442)	C16
							(7,170)	C17

Total assets	$560,979	$54,666	$8,598		$14,125		$(422,534)		$215,834

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$—	$5,479	$—		$—		$—		$5,479
Accrued expenses and other current liabilities	9,395	15,711					(9,395)	C16	11,015
							(4,696)	C17
Due to related party	53	—							53
Operating lease liabilities, current	—	1,781							1,781
Extension note	1,481	—	987	A1			(2,468)	C6	—
Working capital loan	1,233	—	497	A3			(1,730)	C7	—
Current maturities of long-term debt	—	30,310	987	A1			(2,468)	C6	26,387
							(2,442)	C16

Total current liabilities	12,162	53,281	2,471				(23,199)		44,715
Second lien loans	—	41,894			14,125	B1	(45,477)	C3	10,542
Long term debt, net of current maturities	—	2,263							2,263
Operating leases liabilities, noncurrent	—	4,683							4,683
Convertible notes payable
Liability due to SAFE arrangement, net of issuance costs	—	265,509					(265,509)	C2	—
Warrant liability	—	2,917					(2,917)	C4	123,327
							86,359	C5
							36,968	C12
Other long-term liabilities	—	390							390
Deferred financing obligation	1,481		987	A1			(2,468)	C6	—
Overfunding loans	5,000	—					(5,000)	C7	—
Deferred underwriters’ discount	8,359	—					(8,359)	C1	—

Total liabilities:	27,002	370,937	3,458		14,125		(229,602)		185,920
Kodiak redeemable convertible preferred stock, $0.0001 par value							229,174	C5	229,174
Legacy Kodiak redeemable convertible preferred stock, $0.000001 par value	—	170,648					(170,648)	C10	—
AACT Class A ordinary shares subject to redemption	558,050	—					(495,948)	C13	—
							(62,102)	C15

	AACT (Historical)	Legacy Kodiak (Historical)	AACT Capital Transactions	Notes	Legacy Kodiak Interim Financing	Notes	Transaction Accounting Adjustments (Note 3)	Notes	Pro Forma Combined
Stockholders’ equity (deficit):
Legacy Kodiak Common Stock	—	—					—	C10	—
Preferred stock (AACT)	—	—							—
AACT Class A Ordinary Shares	1	—					(1)	C8	—
AACT Class B Ordinary Shares	—	—							—
Common Stock	—	—					3	C2	17
							1	C3
							—	C4
							1	C8
							6	C10
							6	C11
							—	C12
							—	C15
							—	C17
Additional paid-in capital	—	23,136					—	C1	524,359
							265,506	C2
							45,476	C3
							2,917	C4
							—	C8
							(18,934)	C9
							170,642	C10
							(6)	C11
							3,220	C12
							(6,412)	C13
							62,102	C15
							(10,200)	C16
							(13,088)	C17
Accumulated deficit	(24,074)	(510,055)	5,140				(170,533)	C5	(723,636)
							18,934	C9
							(40,188)	C12
							(2,860)	C17

Total stockholders’ (deficit) equity	(24,073)	(486,919)	5,140				306,592		(199,260)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$560,979	$54,666	$8,598		$14,125		$(422,534)		$215,834

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months ended June 30, 2025

(in thousands, except per share amounts)

	AACT (Historical)	Legacy Kodiak (Historical)	Transaction Accounting Adjustments (Note 3)	Notes	Pro Forma Combined
Revenues	$—	$1,974	$—		$1,974
Operating expenses:
Research and development	—	22,352			22,352
General and administrative	8,212	12,286			20,498
Truck and freight operations	—	9,475			9,475
Sales and marketing	—	1,807			1,807

Total operating expenses	8,212	45,920			54,132

Loss from operations	(8,212)	(43,946)			(52,158)
Other (expense) income:
Interest expense	—	(2,424)			(2,424)
Interest income and other, net	—	463			463
Change in fair value of second lien loans		(2,154)	1,612	D2	(542)
Change in fair value of SAFEs		(192,548)	192,548	D2	—
Change in fair value of warrant liabilities	—	(1,298)	1,298	D2	—
Investment income on investments held in trust account	11,531	—	(11,531)	D1	—

Total other income (expense), net	11,531	(197,961)	183,927		(2,503)

Income (loss) before provision for income taxes	3,319	(241,907)	183,927		(54,661)

Provision for income taxes	—	(4)	—		(4)

Net income (loss)	$3,319	$(241,911)	$183,927		$(54,665)

Weighted average shares outstanding – basic and diluted	62,252	90,158			174,473

Net loss per share – basic and diluted	$0.05	$(2.68)			$(0.31)

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2024

(in thousands, except per share amounts)

	AACT (Historical)	Legacy Kodiak (Historical)	Transaction Accounting Adjustments (Note 3)	Notes	Pro Forma Combined
Revenues	$—	$14,933	$—		$14,933
Operating expenses:
Research and development	—	43,436			43,436
General and administrative	1 ,776	20,999	10,200	D3	35,835
			2,860	D4
Truck and freight operations	—	9,013			9,013
Sales and marketing	—	3,204			3,204

Total operating expenses	1,776	76,652	13,060		91,488

Loss from operations	(1,776)	(61,719)	(13,060)		(76,555)
Other (expense) income:
Interest expense	—	(4,951)			(4,951)
Interest income and other, net	—	895			895
Change in fair value of SAFEs		(4,109)	4,109	D2	—
Change in fair value of warrant liabilities	—	426	(426)	D2	—
Excess of fair value over consideration received for equity instruments issued	—	—	(210,721)	D5	(210,721)
Investment income on investments held in trust account	27,762	—	(27,762)	D1	—

Total other income (expense), net	27,762	(7,739)	(234,800)		(214,777)

Income (loss) before provision for income taxes	25,986	(69,458)	(247,860)		(291,332)

Provision for income taxes	—	(1)	—		(1)

Net income (loss)	$25,986	$(69,459)	$(247,860)		$(291,333)

Weighted average shares outstanding – basic and diluted	62,500	88,181			173,164

Net loss per share – basic and diluted	$0.42	$(0.79)			$(1.68)

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Description of the Business Combination

On April 14, 2025, AACT, Legacy Kodiak and Merger Sub entered into the Business Combination Agreement. Pursuant to the Business Combination Agreement, on September 24, 2025, the Closing Date, Legacy Kodiak merged with Merger Sub, a wholly owned subsidiary of AACT, with Legacy Kodiak being the surviving corporation as a wholly owned subsidiary of AACT. In connection with the Domestication, AACT changed its name to “Kodiak AI, Inc.”

Note 2 – Basis of the Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined balance sheet as of June 30, 2025 assumes that the Business Combination had been consummated on June 30, 2025. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2025 and the year ended December 31, 2024 present the pro forma effect to the Business Combination as if it had been completed on January 1, 2024.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in the Proxy Statement/Prospectus:

•

the historical audited financial statements of AACT as of and for the year ended December 31, 2024 and the historical unaudited financial statements of AACT as of and for the six months ended June 30, 2025;

•

the historical audited financial statements of Legacy Kodiak as of and for the year ended December 31, 2024 and the historical unaudited financial statements of Legacy Kodiak as of and for the six months ended June 30, 2025; and

•

other information relating to Legacy Kodiak and AACT included in the Proxy Statement/Prospectus including the description of Business Combination Agreement and the transactions contemplated in connection therewith under the section titled “The Business Combination Proposal.”

The unaudited pro forma condensed combined financial information should also be read together with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AACT” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy Kodiak” included in the Proxy Statement/Prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not include income tax effects as the parties to the Business Combination are evaluating the post-Closing tax implications of Kodiak. Accordingly, the unaudited pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the parties to the Business Combination filed consolidated income tax returns during the periods presented, nor does it reflect the amounts of pro forma deferred tax assets or liabilities as of the periods presented.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination been consummated on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Kodiak.

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, AACT is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Kodiak will represent a continuation of the financial statements of Legacy Kodiak with the Business Combination treated as the equivalent of Legacy Kodiak issuing stock for the net assets of AACT, accompanied by a recapitalization. The net assets of AACT and Legacy Kodiak will be stated at historical cost, with no goodwill or other intangible assets recorded. Transaction costs attributed to equity-classified instruments issued or assumed in the Business Combination, including the AACT Ordinary Shares, Public Warrants, Private Placement Warrants, SPAC Sponsor Contribution Shares, Earn Out Securities, SPAC Sponsor Earn Out Securities, Preferred Stock, and Non-Redemption Shares, will be recorded within equity in the unaudited pro forma condensed combined financial statements. Transaction costs attributed to liability-classified instruments issued in the Business Combination, consisting of the PIPE Warrants and the Non-Redemption Warrants, will be expensed as incurred. Operations prior to the Business Combination will be those of Legacy Kodiak in future reports of Kodiak.

Note 3 – Pro Forma Adjustments

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. Article 11 provides guidance to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management Adjustments”). Given such Management Adjustments, if any, would not enhance an understanding of the pro forma effects of the Transaction, AACT has elected not to present any Management Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

AACT and Legacy Kodiak have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Pro Forma Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2025 are as follows:

(A1)	Reflects the Contribution of $2.0 million to the Trust Account by the SPAC Sponsor in July and August 2025.

(A2)	Reflects the investment income accrued in Trust Account subsequent to June 30, 2025 through the Closing Date.

(A3)	Reflects additional Working Capital Loan drawdowns totaling $0.5 million in September 2025.

(B1)	In July 2025 through the Closing, Legacy Kodiak issued an aggregate of $14.1 million in Second Lien Loans.

(C1)

Reflects the cash payment of AACT’s deferred underwriting commissions and IPO advisory fees related to AACT’s initial public offering. Prior to the execution of the Business Combination Agreement, the IPO underwriters and IPO advisor agreed to reduce their aggregate deferred underwriting commission and deferred IPO advisory fees from $17.5 million to $8.4 million. In addition, one of the underwriters has agreed to waive $156.3 thousand of any deferred underwriting fee to which it is entitled.

(C2)	Reflects the conversion of the Legacy Kodiak SAFEs into 30,061,262 shares of Common Stock.

(C3)

Reflects the conversion of the Second Lien Loans, excluding the Exchanged SAFE Loan, to 7,700,557 shares of Common Stock. The Exchanged SAFE Loan totaling $10.5 million remains outstanding after the Closing with a maturity date of October 1, 2026.

(C4)

Reflects the full vesting and net exercise immediately prior to the Closing of Legacy Kodiak Warrants to purchase Legacy Kodiak Common Stock or Legacy Kodiak Preferred Stock. The remaining outstanding Legacy Kodiak Warrants became Assumed Kodiak Warrants and are expected to be equity-classified. Therefore, the pro forma adjustment eliminates the redeemable convertible preferred stock warrant liability. Legacy Kodiak Common Stock and Legacy Kodiak Preferred Stock were exchanged for an aggregate of 1,548,425 shares of Common Stock.

(C5)

Reflects the fair value of the Preferred Stock and PIPE Warrants issued by Kodiak. As the aggregate fair value of the Preferred Stock and the PIPE Warrants is in excess of the aggregate consideration received of $145.0 million, the excess of $170.5 million has been reflected through earnings (accumulated deficit) in the pro forma balance sheet. The valuation amounts included in these unaudited pro forma condensed combined financial statements are preliminary and subject to change.

(C6)	Reflects the reimbursement in cash of the Contributions and the elimination of amounts receivable from and payable by Legacy Kodiak to AACT if the Business Combination did not close.

(C7)	The Overfunding and Working Capital Loans held by the SPAC Sponsor were repaid upon the Closing.

(C8)	Reflects the recapitalization of Class A Ordinary Shares into Common Stock at a per share par value of $0.0001.

(C9)

Reflects the elimination of AACT’s historical accumulated deficit, including impact of additional investment income subsequent to June 30, 2025 as adjusted in (A2), with a corresponding adjustment to additional paid in capital for Kodiak.

(C10)

Reflects the conversion of Legacy Kodiak Preferred Stock into shares of Legacy Kodiak Common Stock, and such shares being exchanged for shares of Common Stock calculated based on the Per Share Merger Consideration.

(C11)	Reflects the conversion of Legacy Kodiak Common Stock into shares of Common Stock calculated based on the Per Share Merger Consideration.

(C12)

Reflects the issuance of Non-Redemption Warrants and Non-Redemption Shares for no consideration. The Non-Redemption Warrants and Non-Redemption Shares are considered a non-pro rata dividend to certain equityholders. Therefore, the value of the Non-Redemption Warrants and the Non-Redemption Shares have been reflected at fair value with an offset to accumulated deficit in the pro forma balance sheet.

(C13)	Represents the actual redemptions of 43,866,808 shares of Class A Ordinary Shares for approximately $502.4 million

(C14)	Reflects the reclassification of cash and investments held in the Trust Account that became available at the Closing to cash and cash equivalents.

(C15)	Reflects the recapitalization of Class A Ordinary Shares subject to redemption into Common Stock at $0.0001 par value.

(C16)

Represents the preliminary estimated direct and incremental transaction costs of $7.8 million incurred by AACT related to the Business Combination subsequent to June 30, 2025. Additionally, $9.4 million of transaction costs have been incurred by AACT prior to June 30, 2025, of which 50% of $4.9 million in transaction costs was an obligation of Legacy Kodiak if the Business Combination does not close and was reflected as other receivables on AACT’s condensed balance sheet as of June 30, 2025. The remaining 50% has been expensed in AACT’s historical statement of operations. The aggregate estimated transaction costs of $17.2 million incurred or expected to be incurred by AACT are assumed to be settled in cash upon or shortly after the Closing (excluding $0.3 million of costs paid prior to June 30, 2025) and include $3.2 million in investment advisory fees, $11.0 million in legal fees and $3.0 million of other direct and incremental transaction fees. This adjustment does not reflect the deferred underwriting commissions and IPO advisory fees related to the IPO.

(C17)

Represents the preliminary estimated direct and incremental transaction costs of $21.3 million incurred by Legacy Kodiak related to the Business Combination subsequent to June 30, 2025. The Legacy Kodiak costs are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to Kodiak’s additional paid-in capital for the transaction costs attributable to issuance of equity-classified instruments. Transaction costs attributable to the issuance of liability-classified instruments, consisting of the PIPE Warrants and Non-Redemption Warrants, are expensed and reflected in accumulated deficit. As of June 30, 2025, Legacy Kodiak has recorded deferred offering costs of $11.1 million in its balance sheet, of which $7.2 million was offset against additional paid in capital upon the Closing, $1.5 million relates to Legacy Kodiak’s obligation related to the Contribution (see C6) and $2.4 million relates to its obligations under the Business Combination Agreement if the proposed Business Combination did not close. Legacy Kodiak satisfied its obligation to pay $12.5 million of its advisory fees related to the Business Combination in shares of Common Stock upon the Closing. The remaining estimated transaction costs of $16.0 million incurred by Legacy Kodiak were settled in cash prior to or upon the Closing and consisted of $7.8 million in legal fees, $3.9 million in investment advisory fees, $3.7 million in accounting-related fees and $0.6 million in other direct and incremental transaction fees.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2025 and for the year ended December 31, 2024 are as follows:

(D1)	Reflects the elimination of interest income related to the investments held in the Trust Account.

(D2)

Reflects the elimination of remeasurement gains and losses on the Second Lien Loans (excluding the Exchanged SAFE Loan), SAFEs, and the Legacy Kodiak redeemable convertible preferred stock warrant liability.

(D3)

Represents the preliminary estimated direct and incremental transaction costs of $7.8 million incurred by AACT related to the Business Combination subsequent to June 30, 2025, of which $3.2 million is for investment advisory fees paid upon the close of the Business Combination. Additionally, the adjustment includes the 50% of transaction costs incurred prior to June 30, 2025, which would have been an obligation of Legacy Kodiak if the Business Combination did not close.

(D4)

Represents the estimated direct and incremental transaction costs incurred by Legacy Kodiak allocated to liability-classified instruments, consisting of the PIPE Warrants and the Non-Redemption Warrants.

(D5)	Represents the excess of the fair value over consideration received for the Preferred Stock, PIPE Warrants, Non-Redemption Shares and Non-Redemption Warrants.

Note 4 – Loss per Share

As the Business Combination is being reflected as if it had been consummated on January 1, 2024, the calculation of weighted average shares outstanding for pro forma basic and diluted net income per share assumes the following events occurred as of January 1, 2024:

•	the issuance and conversion of SAFEs and Second Lien Loans, excluding the Exchanged SAFE Loan, into Legacy Kodiak Common Stock immediately prior to the consummation of the Business Combination;

•	the April 2025 redemption of 640,288 Class A Ordinary Shares by public shareholders;

•	the issuance of additional shares in connection with the Business Combination;

•	the issuance of additional shares with respect to the Preferred Stock; and

•	the issuance of $12.5 million of shares of Common Stock to the Legacy Kodiak Advisor.

	Year Ended December 31, 2024	Six Months Ended June 30, 2025
Pro Forma net loss (in thousands)	$(291,333)	$(54,665)
Public shareholders	5,492,904	5,492,904
Vested SPAC Sponsor Contribution Shares	6,250,000	6,250,000
Non-Redemption Shares	368,028	368,028
Legacy Kodiak Securityholders – weighted average common stock	58,410,457	59,720,292
Legacy Kodiak Securityholders – weighted average preferred stock	62,240,421	62,240,421
Legacy Kodiak Securityholders – assumed net exercise of certain warrants(1)	1,548,425	1,548,425
Legacy Kodiak SAFE holders	30,061,262	30,061,262
Legacy Kodiak Second Lien Loan holders(2)	7,700,557	7,700,557
Legacy Kodiak Advisor	1,091,519	1,091,519

Pro Forma basic and diluted weighted average shares outstanding	173,163,573	174,473,408

Pro Forma net loss per share, basic and diluted	$(1.68)	$(0.31)

(1)	Includes Legacy Kodiak Warrants that vested and net exercised immediately prior to the Closing.
(2)	Excluding the Exchanged SAFE Loan.

Following the Closing, the following outstanding shares of Common Stock equivalents were excluded from the computation of pro forma diluted net loss per share for all the periods presented above because including them would have had an anti-dilutive effect:

Private Placement Warrants(1)	14,300,000
Public Warrants(1)	24,999,990
Legacy Kodiak Options(2)	55,989,713
Legacy Kodiak Warrants(3)	558,559
Preferred Stock(4)	14,215,500
PIPE Warrants(5)	17,769,375
Non-Redemption Warrants(5)	7,606,666
SPAC Sponsor Earn Out Securities(6)	6,250,000
Earn Out Securities(6)	74,998,317

Total	216,688,120

(1)

Following the Domestication, one whole warrant will entitle the holder to purchase one share of Common Stock at a price of $11.50 per share. The Private Placement Warrants and the Public Warrants are anti-dilutive on a pro forma basis and have been excluded from the diluted number of Kodiak’s shares outstanding at the Closing.

(2)

All outstanding Legacy Kodiak Options at the Closing, whether vested or unvested, converted into Exchanged Kodiak Options. Additionally, holders of Legacy Kodiak Options received Earn Out RSUs representing a pro rata share of the Earn Out Securities. Each Earn Out RSU will be subject to certain service-based vesting conditions.

(3)	Certain Legacy Kodiak Warrants became Assumed Kodiak Warrants at Closing.
(4)

Each share of Preferred Stock are convertible into Common Stock at any time at the option of the holder at a rate equal to the accrued value, divided by the then-applicable conversion price, plus any accrued but unpaid dividends on such share.

(5)	The PIPE Warrants and Non-Redemption Warrants were immediately exercisable upon issuance and will expire six years from the Closing Date.
(6)	The Earn Out Securities and the SPAC Sponsor Earn Out Securities are contingently issuable upon the achievement of the applicable triggering event(s).